Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200941-02

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, dated October 2, 2017

Prospectus Supplement

(To Prospectus dated December 15, 2014)

$

Wisconsin Power and Light Company

        % Debentures due 20

We will pay interest on the debentures on                 and             of each year, beginning on             , 2018. The debentures will mature on             , 20 . We may redeem some or all of the debentures at our option at any time and from time to time at the redemption prices described in this prospectus supplement, plus accrued and unpaid interest, if any, to, but excluding the redemption date. We may also redeem some or all of the debentures from time to time on or after             ,             (         months prior to their maturity), at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The debentures will be our unsecured senior obligations and rank equally with our other unsecured senior indebtedness from time to time outstanding. The debentures will be issued only in registered form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and will not be listed on any securities exchange.

Investing in the debentures involves risks. See “Risk Factors” beginning on page 16 of our Annual Report on Form 10-K for the year ended December 31, 2016.

	Per Debenture		Total
Public offering price (1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to Wisconsin Power and Light Company (1)		%	$

(1)	Plus accrued interest, if any, from , 2017, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The debentures will be available for delivery in book-entry form only through The Depository Trust Company on or about             , 2017.

Joint Book-Running Managers

BofA Merrill Lynch	Goldman Sachs & Co. LLC	J.P. Morgan

Co-Managers

MUFG	US Bancorp	The Williams Capital Group, L.P.

The date of this prospectus supplement is             , 2017.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in the accompanying prospectus. Some of these documents, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Interstate Power and Light Company. Information contained in these documents relating solely to those entities is filed by them on their own behalf and not by us and is not incorporated by reference in this prospectus supplement or the accompanying prospectus. The debentures are not obligations of, or guaranteed by, Alliant Energy Corporation or Interstate Power and Light Company and you should not rely on that information when deciding whether to invest in our debentures. In the event that the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

You should rely only on the information relating to Wisconsin Power and Light Company contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since any such date.

Unless we otherwise indicate or unless the context requires otherwise, all references in this prospectus supplement to “we,” “our,” “us” or similar references mean Wisconsin Power and Light Company.

Our principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin 53718, and our telephone number is (608) 458-3311.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “may,” “believe,” “expect,” “anticipate,” “plan,” “project,” “will,” “projections,” “estimate,” or other words of similar import. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein speak only as of the date of this prospectus supplement, the accompanying prospectus or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page 4 of the accompanying prospectus and other documents that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including, but not limited to, the risk factor disclosure beginning on page 16 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Some, but not all, of the risks and uncertainties that could materially affect actual results include the following:

•	federal and state regulatory or governmental actions, including the impact of energy, tax (including potential tax reform), financial and health care legislation, and of regulatory agency orders;

•	our ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, environmental compliance and remediation costs, deferred expenditures, capital expenditures, and remaining costs related to electric generating units (“EGUs”) that may be permanently closed, earning our authorized rate of return, and the payments to our parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	weather effects on our results of operations;

•	the impact of the economy in our service territory and resulting impacts on sales volumes, margins and ability to collect unpaid bills;

•	the impact of customer- and third party-owned generation, including alternative electric suppliers, in our service territory on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on our customers’ demand for electric and gas services and their ability to pay their bills;

•	developments that adversely impact our ability to implement our strategic plan;

•	the ability to qualify for the full level of production tax credits on planned and potential new wind farms and the impact of changes to production tax credits for existing wind farms;

•	issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

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•	disruptions in the supply and delivery of natural gas, purchased electricity and coal;

•	changes in the price of delivered natural gas, purchased electricity and coal due to shifts in supply and demand caused by market conditions and regulations;

•	issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between us, the U.S. Environmental Protection Agency (“EPA”) and the Sierra Club, the Coal Combustion Residuals Rule, the Clean Power Plan, future changes in environmental laws and regulations, including the EPA’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•	the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	impacts that storms or natural disasters in our service territory may have on our operations and recovery of costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•	the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•	the direct or indirect effects resulting from breakdown or failure of equipment in the operation of gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with gas transmission and distribution safety regulations, such as proposed rules issued by the Pipeline and Hazardous Materials Safety Administration;

•	any material post-closing adjustments related to any past asset divestitures, which could result from, among other things, warranties or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•	changes to the creditworthiness of counterparties with which we have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	changes in technology that alter the channels through which electric customers buy or utilize electricity;

•	material changes in employee-related benefit and compensation costs;

•	the effect of accounting standards issued periodically by standard-setting bodies;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

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•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the combined Annual Report on Form 10-K filed by Alliant Energy Corporation, Interstate Power and Light Company and us for the year ended December 31, 2016.

We assume no obligation, and disclaim any duty, to update the forward-looking statements in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully before making a decision to invest in our debentures.

Our Company

We are a public utility serving customers in Wisconsin. We are engaged principally in:

•	the generation and distribution of electricity in select markets in Wisconsin;

•	the distribution and transportation of natural gas to retail customers in select markets in Wisconsin; and

•	the sale of electricity to wholesale customers in Wisconsin.

As of December 31, 2016, we supplied electric and natural gas service to approximately 470,000 and 190,000 retail customers, respectively.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electricity and natural gas customers in the Midwest.

We are subject to the jurisdiction of the Public Service Commission of Wisconsin (“PSCW”) with respect to various portions of our operations. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission (“FERC”). Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the Public Utility Holding Company Act of 2005. As a result, we are subject to some of the regulatory provisions of such Act.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the debentures, see “Description of Debentures” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Wisconsin Power and Light Company

Debentures offered	$ aggregate principal amount of % debentures due 20 .

Maturity	, 20 .

Interest payment dates	and of each year, beginning on , 2018.

Ranking	The debentures will be our unsecured senior obligations and rank equally with our other unsecured senior indebtedness from time to time outstanding. The debentures will also be subordinated to any secured indebtedness to the extent of the assets securing such indebtedness. We do not currently have any secured indebtedness.

Optional redemption	The debentures will be redeemable, at our option, in whole or in part at any time and from time to time, at the redemption prices described in “Description of Debentures—Optional Redemption” plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

We may also redeem all or a portion of the debentures at our option at any time on or after , ( months prior to their maturity), at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Covenants	The indenture governing the debentures contains covenants that, among other things, limit our ability to:

•	create certain types of secured indebtedness without providing for the debentures to be equally and ratably secured; and

•	consolidate, merge or sell assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of Debt Securities” in the accompanying prospectus.

No limitation on debt	The indenture governing the debentures does not limit the amount of senior unsecured debt securities that we may issue or provide holders any protections should we be involved in a highly leveraged transaction.

Use of proceeds	We estimate that we will receive net proceeds from this offering of approximately $ , after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the proceeds from this offering to reduce commercial paper and for general corporate purposes.

Denominations	The debentures will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Absence of market for the debentures	The debentures are a new issue of securities with no established trading market. We currently have no intention to apply to list the debentures on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the debentures. See “Underwriting.” Furthermore, the market price for the debentures may be adversely impacted by fluctuations in interest rates.

Summary Consolidated Financial Information

The summary consolidated financial information below was selected or derived from our consolidated financial statements. The unaudited interim period financial information, in our opinion, includes all adjustments, which are normal and recurring in nature, necessary for a fair presentation for the periods shown. Results for the six months ended June 30, 2017 are not necessarily indicative of results to be expected for the full fiscal year. The information set forth below is qualified in its entirety by and should be read in conjunction with our Management’s Discussion and Analysis of Financial Condition and Results of Operations and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	Year Ended December 31,			Six Months Ended June 30,
	2014	2015	2016	2016	2017
	(In millions)
Income Statement Data:
Operating revenues	$1,449.1	$1,435.1	$1,459.1	$709.9	$727.9
Operating income	301.0	308.7	327.0	153.8	159.7
Net income	181.1	177.6	192.8	90.7	83.6
Earnings available for common stock	180.4	176.3	190.4	89.7	83.6

	As of December 31,		As of June 30, 2017
	2015	2016
	(In millions)
Balance Sheet Data:
Current assets	$423.5	$416.5	$382.3
Property, plant and equipment, net	4,103.7	4,426.7	4,635.0
Investments and other non-current assets	743.2	447.1	438.8
Current liabilities	336.9	394.7	531.0
Long-term debt, net	1,533.9	1,535.2	1,535.9
Other non-current liabilities	1,632.0	1,629.6	1,637.8

Ratios of Earnings to Fixed Charges

The following table shows our ratio of earnings to fixed charges for the periods presented:

	Year Ended December 31,					Six Months Ended June 30,
	2012	2013	2014	2015	2016	2016	2017
Ratio of earnings to fixed charges	3.43x	3.97x	3.96x	3.73x	3.96x	3.74x	3.58x

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $        , after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the proceeds from this offering to reduce commercial paper and for general corporate purposes. As of September 28, 2017, our outstanding commercial paper had a weighted average interest rate of 1.1% and maturities of no longer than seven days. Proceeds not used immediately to repay commercial paper will be placed in short-term investments. Our intended uses of proceeds comply with the requirements of the PSCW applicable to us.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of June 30, 2017 on an actual basis and as adjusted to give effect to this offering and the anticipated use of the net proceeds from this offering as described under “Use of Proceeds.”

	As of June 30, 2017
	Actual	As Adjusted	% of Total as Adjusted
	(In millions)
Common equity:
Common stock	$66.2	$		%
Additional paid-in capital	1,019.0
Retained earnings	666.2

Total common equity	1,751.4
Long-term debt, net:
Existing long-term debt	1,535.9
Debentures offered hereby	—

Total long-term debt, net	1,535.9
Short-term debt	212.5

Total capitalization (including short-term debt)	$3,499.8	$	100.0%

THE COMPANY

We are a public utility serving customers in Wisconsin. We are engaged principally in:

•	the generation and distribution of electricity in select markets in Wisconsin;

•	the distribution and transportation of natural gas to retail customers in select markets in Wisconsin; and

•	the sale of electricity to wholesale customers in Wisconsin.

As of December 31, 2016, we supplied electric and natural gas service to approximately 470,000 and 190,000 retail customers, respectively.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electricity and natural gas customers in the Midwest.

DESCRIPTION OF DEBENTURES

We have summarized provisions of the debentures below. This summary supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities under the caption “Description of Debt Securities” in the accompanying prospectus. We will issue the debentures as a separate series of securities under an indenture dated as of June 20, 1997 between us and Wells Fargo Bank, National Association, as successor trustee, and an officers’ certificate with respect to the debentures. The indenture is described in the accompanying prospectus.

General

The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue, without the consent of holders of the debentures, securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officers’ certificates creating the series. The indenture does not give holders of the debentures protection in the event we engage in a highly leveraged or other transaction that may adversely affect holders of the debentures. As of the date of this prospectus supplement, we have $250 million aggregate principal amount of 5% debentures due 2019, $150 million aggregate principal amount of 4.6% debentures due 2020, $250 million aggregate principal amount of 2.25% debentures due 2022, $100 million aggregate principal amount of 6.25% debentures due 2034, $300 million aggregate principal amount of 6.375% debentures due 2037, $250 million aggregate principal amount of 7.6% debentures due 2038 and $250 million aggregate principal amount of 4.1% debentures due 2044 outstanding under the indenture.

We are initially offering the debentures in the aggregate principal amount of $            . We may, without the consent of the holders of the debentures, issue additional debentures in the future having the same ranking, interest rate, maturity and other terms, except for the public offering price and issue date as the debentures we offer by this prospectus supplement. Any such additional debentures having such similar terms, together with the debentures, may constitute a single series of debentures under the indenture.

No sinking fund will be established for the benefit of the debentures.

The transferor of any debenture shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Maturity and Interest

The debentures will mature on        , 20    . Each debenture will bear interest from                    , 2017, or from and including the most recent interest payment date to which we have paid interest, at the rate of     % per year. Interest on the debentures will be payable semi-annually in arrears on                    and                    , commencing         , 2018, to the persons in whose names the debentures are registered at the close of business on        and        (whether or not a business day) before each interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any interest payment date, redemption date or the maturity date does not fall on a business day, payment on the debentures will be made on the immediately succeeding business day, without any additional interest paid as a result of such delay.

Ranking

The debentures will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations from time to time outstanding. The debentures will be effectively subordinated to all of our secured indebtedness to the extent of the assets securing such debt. We do not currently have any secured indebtedness.

As of June 30, 2017, giving pro forma effect to this offering and our expected use of the net proceeds of the offering, we would have had $        aggregate principal amount of unsecured long-term debt outstanding (excluding current portion).

Optional Redemption

The debentures will be redeemable as a whole or in part, at our option at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of such debentures and (ii) the sum, as determined by the Independent Investment Banker and delivered to the trustee, of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus         basis points, plus in each case accrued interest to the date of redemption.

We may also redeem all or a portion of the debentures at our option at any time on or after                    , (                    months prior to their maturity), at a redemption price equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such debentures.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates which are primary U.S. Government securities dealers, and one primary U.S. Government securities dealer located in the United States (a “Primary Treasury Dealer”) selected by us, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealers at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed or sent electronically pursuant to applicable DTC procedures at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed. If less than all of the debentures are to be redeemed, and the debentures are global securities, the debentures to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the debentures to be redeemed are not global securities then held by DTC, the debentures to be redeemed will be selected by the trustee pursuant to the indenture.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debentures or portions thereof called for redemption.

The Trustee

Wells Fargo Bank, National Association will act as trustee, registrar, transfer agent and paying agent for the debentures. We can remove the trustee with or without cause upon six months’ notice so long as no event which is, or after notice or lapse of time would become, an event of default shall have occurred and be continuing during the six month period.

We and certain of our affiliates maintain banking and other business relationships in the ordinary course of business with the trustee and its affiliates. In addition, the trustee and certain of its affiliates may serve as trustee for other securities issued by us or by our affiliates.

To the extent provided in the indenture, the trustee will have a prior claim on amounts held by it under the indenture for the payment of its compensation and expenses and for the repayment of advances made by it to effect performance of some covenants in the indenture.

Book-Entry Delivery and Settlement

We will issue the debentures in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, referred to as DTC, and registered in the name of Cede & Co., as nominee of DTC, or else the global securities will remain in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•	DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•	access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the following descriptions of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, the underwriters nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•	ownership of the debentures will be shown on, and the transfer of ownership of the debentures will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debentures represented by that global security for all purposes under the indenture and under the debentures. Except as described below, owners of beneficial interests in a global security will not be entitled to have debentures represented by that global security registered in their names, will not receive or be entitled to receive the debentures in the form of a physical certificate and will not be considered the owners or holders of the debentures under the indenture or under the debentures, and may not be entitled to give the trustee directions, instructions or approvals. Any notices required to be given to the holders while the debentures are global securities will be given to DTC. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debentures under the indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any act or omission by DTC, including any aspect of DTC’s records relating to the debentures or relating to payments made by DTC on account of the debentures, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debentures.

We will make payments on the debentures represented by the global securities to DTC or its nominee, as the registered owner of the debentures. We expect that when DTC or its nominee receives any payment on the debentures represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debentures represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Certificated Debentures

We will issue certificated debentures to each person that DTC identifies as the beneficial owner of debentures represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for the global securities, and we have not appointed a successor depositary within 90 days of that notice;

•	an event of default with respect to the debentures has occurred and is continuing; or

•	we decide not to have the debentures represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debentures. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debentures to be issued. In connection with any proposed exchange of a certificated debenture for a global security, we or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

UNDERWRITING

Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters severally and not jointly has agreed to purchase from us, the principal amount of debentures set forth opposite its name below.

Underwriters	Principal Amount of Debentures
Goldman Sachs & Co. LLC	$
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc.
U.S. Bancorp Investments, Inc.
The Williams Capital Group, L.P.

Total	$

The underwriters have agreed, subject to the terms and conditions contained in the underwriting agreement, to purchase all of the debentures sold under the underwriting agreement if any of these debentures are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the debentures, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the debentures, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The debentures are a new issue of securities with no established trading market. The debentures will not be listed on any securities exchange or on any automated dealer quotation system. The underwriters may make a market in the debentures after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the debentures or that an active public market for the debentures will develop. If an active public trading market for the debentures does not develop, the market price and liquidity of the debentures may be adversely affected.

Settlement

We expect that delivery of the debentures will be made to investors on or about        , 2017, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade debentures on the date of this prospectus supplement or the following two business days will be required, by virtue of the fact that the debentures initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the debentures who wish to trade the debentures on the date of this prospectus supplement or the following two business days should consult their advisors.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the debentures to the public at the public offering price on the cover page of this prospectus supplement, and may offer the debentures to certain dealers at that price less a concession not in excess of                % of the principal amount of the debentures. The underwriters may allow, and the dealers may re-allow, a discount not in excess of                % of the principal amount of the debentures to other dealers. After the initial public offering, the public offering price and other selling terms may be changed.

The expenses of this offering, not including the underwriting discount, are estimated at $        and are payable by us.

No Sale of Similar Securities

We have agreed, with exceptions, not to sell or transfer any of our debentures from the date of this prospectus supplement until the completion of the offering without first obtaining the written consent of the representatives on behalf of the underwriters. Specifically, we have agreed not to directly or indirectly:

•	offer, pledge, sell or contract to sell any debt securities;

•	sell any option or contract to purchase any debt securities;

•	purchase any option or contract to sell any debt securities;

•	grant any option, right or warrant to sell any debt securities;

•	lend or otherwise dispose of or transfer any debt securities;

•	file a registration statement related to any debt securities; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any debt securities, whether any such swap or transaction is to be settled by delivery of debt securities or other securities, in cash or otherwise.

This lockup provision applies to the debt securities and to securities convertible into or exchangeable or exercisable for or repayable with the debt securities.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Price Stabilization and Short Position

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the debentures. Such transactions consist of bids or purchases to peg, fix or maintain the price of the debentures.

If the underwriters create a short position in the debentures in connection with the offering, i.e., if they sell more debentures than are listed on the cover page of this prospectus supplement, then the representatives may reduce that short position by purchasing debentures in the open market. Purchases of our debentures to stabilize or reduce a short position could cause the price of our debentures to be higher than it might be in the absence of such purchases.

In general, purchases of a security to stabilize the price or to reduce a short position may cause the price of the security to be higher than it might be in the absence of these purchases.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased debentures sold by or for the account of such underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the debentures. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Each of the underwriters or their affiliates have provided investment or commercial banking services to us in the past. Each of the underwriters or their affiliates are likely to provide investment or commercial banking services to us in the future. They receive customary fees and commissions for these services. In particular, affiliates of each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc. and U.S. Bancorp Investments, Inc. are lenders under our credit facility.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debentures offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the debentures will be passed upon for us by Perkins Coie LLP. The underwriters have been represented by Gibson, Dunn & Crutcher LLP.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference from Wisconsin Power and Light Company’s Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Wisconsin Power and Light Company

Preferred Stock

Debt Securities

We may offer and sell from time to time, in one or more issuances in amounts, at prices and on terms determined at the time of offering, the following securities:

•	preferred stock; and

•	debt securities.

This prospectus provides you with a general description of the securities we may offer. Each time securities are sold using this prospectus, we will provide one or more prospectus supplements containing specific information about the offering and the terms of the securities being sold, including the offering price. Each prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you invest.

We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or a delayed basis. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in our securities involves risk. See “Risk Factors” on page 4 of this prospectus and in any prospectus supplement or in such other document we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 15, 2014.

ABOUT THIS PROSPECTUS

References in this prospectus to “we,” “us” and “our” refer to Wisconsin Power and Light Company, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus and any prospectus supplement or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any prospectus supplement. The descriptions of these agreements contained in this prospectus and any prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us. See “Where You Can Find More Information.”

We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and any supplement to this prospectus, or the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference herein or therein contain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this prospectus or any prospectus supplement or incorporated by reference herein or therein, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as “may,” “believe,” “expect,” “anticipate,” “plan,” “project,” “will,” “projections,” “estimate,” or other words of similar import. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements included in this prospectus, any prospectus supplement or in a document incorporated by reference herein or therein speak only as of the date of this prospectus, the applicable prospectus supplement or the document incorporated by reference, as the case may be. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” on page 4 of this prospectus and other documents that we file from time to time with the SEC that are incorporated by reference into this prospectus and any prospectus supplement. Numerous important factors described in this prospectus, any prospectus supplement and/or any document incorporated by reference in this prospectus and/or any prospectus supplement, could affect these statements and could cause actual results to differ materially from our expectations. We assume no obligation, and disclaim any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WISCONSIN POWER AND LIGHT COMPANY

We are a public utility serving customers in southern and central Wisconsin. We are engaged principally in:

•	the generation and distribution of electricity in selective markets in southern and central Wisconsin; and

•	the distribution and transportation of natural gas in selective markets in southern and central Wisconsin.

All of our common stock is owned by Alliant Energy Corporation, a regulated investor-owned public utility holding company with subsidiaries, including us, serving primarily electricity and natural gas customers in the Midwest.

We are subject to the jurisdiction of the Public Service Commission of Wisconsin with respect to various portions of our operations. We are also subject to the jurisdiction of the Federal Energy Regulatory Commission. Our parent corporation, Alliant Energy Corporation, is a “holding company” and we are a “subsidiary company” within the Alliant Energy Corporation “holding company system” as defined under the Public Utility Holding Company Act of 2005. As a result, we are subject to some of the regulatory provisions of such Act.

Our principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin 53718, and our telephone number is (608) 458-3311.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks and uncertainties discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED

CHARGES AND PREFERRED DIVIDEND REQUIREMENTS

The following table shows our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividend requirements for the periods presented:

	Year Ended December 31,					Nine Months Ended September 30, 2014
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	2.28x	3.41x	3.31x	3.43x	3.97x	4.31x
Ratio of earnings to combined fixed charges and preferred dividend requirements	2.17x	3.24x	3.16x	3.27x	3.93x	4.31x

We redeemed all 1,049,225 outstanding shares of our 4.40% through 6.50% cumulative preferred stock in March 2013, and there was no preferred stock issued and outstanding in 2014. Therefore, the ratio of earnings to combined fixed charges and preferred dividend requirements is identical to the ratio of earnings to fixed charges for the nine months ended September 30, 2014.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures, investments and repurchases and redemptions of securities. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock summarizes certain general terms and provisions that apply to our preferred stock. The summary may not contain all of the information that is important to you and is subject to and qualified in its entirety by reference to our amended and restated articles of incorporation, which is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

We will describe the particular terms of any series of preferred stock more specifically in each prospectus supplement relating to that series of preferred stock. We will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of preferred stock.

General

Our total authorized capital stock as set forth in our amended and restated articles of incorporation consists of 34,000,000 shares, of which 18,000,000 are designated common stock, par value $5.00 per share, and 16,000,000 shares are designated preferred stock, without par value. As of the date of this prospectus, all of our outstanding common stock was owned by our parent corporation, Alliant Energy Corporation, and no shares of preferred stock were issued and outstanding.

Under our amended and restated articles of incorporation, our board of directors may establish one or more series of preferred stock to be issued out of authorized preferred stock. Our board of directors, without approval of our shareowners, may determine the rights and preferences of the shares of preferred stock of any series so established.

Terms

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file articles of amendment to our amended and restated articles of incorporation with the Wisconsin Department of Financial Institutions. The articles of amendment will fix for each series the designation and number of shares and preferences, limitations, relative rights and other terms of the shares including, among other things:

•	the voting power, if any, of the shares;

•	the rate and times at which, and the terms and conditions upon which, dividends will be paid on the shares;

•	the price and the terms and conditions on which the shares may be redeemed;

•	the right, if any, of holders of the shares to convert the shares into, or exchange the shares for, other classes of our stock, and the terms and conditions of the conversion or exchange;

•	the rights of holders of the shares, including the amount payable on the shares upon our voluntary or involuntary liquidation, dissolution or winding up; and

•	the sinking fund provisions, if any, for the redemption or purchase of the shares.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of certain material U.S. federal income tax considerations, if any, applicable to the preferred stock.

All shares of our preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Ranking

The preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to our preferred stock.

DESCRIPTION OF DEBT SECURITIES

The following description of our debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the indenture between us and Wells Fargo Bank, National Association, as trustee, dated June 20, 1997, as it may be supplemented and amended from time to time, and the indenture’s associated documents, including the form of debt securities. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference into this prospectus. See “Where You Can Find More Information.” The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement relating to the offered debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

The indenture does not limit the aggregate principal amount of senior unsecured debt securities that we may issue under it, and provides that we may issue securities under the indenture from time to time in one or more series pursuant to the terms of one or more supplemental indentures, board resolutions or officer’s certificates creating the series.

Terms

We will describe in each prospectus supplement the following terms that apply to the debt securities offered under that prospectus supplement:

•	the title of the series of debt securities;

•	the aggregate principal amount of the series of debt securities;

•	the interest rate, if any, or the method of calculating the interest rate on the debt securities;

•	the date from which interest will accrue and the record dates for the payment of interest on the debt securities;

•	the dates when principal and interest are payable on the debt securities;

•	the manner of paying principal and interest on the debt securities;

•	the places where principal and interest are payable on the debt securities;

•	the registrar, transfer agent and paying agent for the debt securities;

•	the terms of any mandatory or optional redemption by us;

•	the terms of any redemption at the option of the holders of the debt securities;

•	whether the debt securities are to be issuable as registered securities, bearer securities or both, their denominations, and whether and upon what terms any registered securities may be exchanged for bearer securities and vice versa;

•	whether the debt securities are to be represented in whole or in part by a global security and the terms of any global security;

•	any tax indemnity provisions;

•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;

•	if amounts of principal or interest on the debt securities may be determined by reference to an index, formula or other method, the manner for determining the amounts;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

•	the portion of principal payable upon acceleration of a discounted debt security;

•	whether the covenant referred to below under “Restrictive Covenants –Limitations on Liens” applies, and any events of default or restrictive covenants in addition to or in lieu of those set forth in the indenture;

•	whether and upon what terms debt securities may be defeased;

•	the forms of the debt securities or any coupon;

•	any terms that may be required or advisable under United States or other applicable laws; and

•	any other terms not inconsistent with the indenture.

Ranking

The debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other senior, unsecured and unsubordinated obligations. The debt securities will be effectively subordinated to any of our future secured indebtedness.

Payments

Unless we otherwise state in the prospectus supplement, we will pay principal of, and premium and interest on, if any, the debt securities at the office or agency we maintain for that purpose, initially the corporate trust office of the trustee. We will name in the prospectus supplement all paying agents we initially designate for the debt securities. If we fail to maintain a paying agent for a series, then the trustee will act as the paying agent. We will provide in the prospectus supplement the dates from which interest will accrue on a series of debt securities and the record dates for interest payable on any debt securities.

Unless we otherwise state in the prospectus supplement, and except in special circumstances set forth in the indenture, we will pay principal and interest on bearer debt securities only upon surrender of bearer debt securities and coupons at a paying agency we maintain for that purpose located outside of the United States. During any period for which it is necessary in order to conform to United States tax law or regulations, we will maintain a paying agent outside the United States to which the bearer debt securities and coupons may be presented for payment and we will provide the necessary funds to the paying agent upon reasonable notice.

Material U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some material U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, then we will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

Restrictive Covenants

Except as otherwise set forth under “— Defeasance” below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, we will comply with the terms of the covenants set forth below. If we issue additional series of securities under the indenture in the future, those series may or may not have different covenants.

Limitations on Liens

So long as any series of debt securities as to which this covenant applies remain outstanding, the indenture provides that we will not, and we will not permit any of our subsidiaries to, create or allow to be created or to exist any lien on any of our properties or assets to secure any indebtedness, without making effective provision that makes the debt securities to which this limitation applies equally and ratably secured with or prior to all such indebtedness and with any other indebtedness that is also entitled to be equally secured. This restriction does not apply to or prevent the creation or existence of:

•	liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise (or on property of a subsidiary at the date it became a subsidiary), or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any such liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

•	any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part of liens permitted by the above-listed item;

•	the pledge of any bonds or other securities at any time issued under any of the liens permitted by the above-listed items;

•	liens of taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; liens for workers’ compensation awards and similar obligations not then delinquent; mechanics’, laborers’, materialmen’s and similar liens not then delinquent; and any of such liens, whether or not delinquent, whose validity is at the time being contested in good faith by us or any of our subsidiaries;

•	liens and charges incidental to construction or current operations which have not at the time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are not material in amount;

•	liens, securing obligations neither assumed by us or any of our subsidiaries nor on account of which we or any of our subsidiaries customarily pays interest directly or indirectly, existing on the date of the indenture or, as to property acquired thereafter, at the time of acquisition by us or any of our subsidiaries;

•	any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any of our or our subsidiaries’ property upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate our or our subsidiaries’ property and business;

•	the lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or if not so covered not exceeding at any one time $1,000,000 in aggregate amount;

•	easements or reservations in respect of any of our or our subsidiaries’ property for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of-way and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel are such as to interfere with the proper operation and development of the property affected thereby in our or our subsidiaries’ business for the use intended;

•	any lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the trustee under the indenture or with the trustee or mortgagee under the instrument evidencing such lien or encumbrance, with irrevocable authority to the trustee under the indenture or to such other trustee or mortgagee to apply such moneys to the discharge of such lien or encumbrance to the extent required for such purpose;

•	any defects in title and any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in deeds or other instruments, respectively, under and by virtue of which we or our subsidiaries have acquired any property or shall acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of our or our subsidiaries’ properties, taken as a whole;

•	the pledge of cash or marketable securities for the purpose of obtaining any indemnity, performance or other similar bonds in the ordinary course of business, or as security for the payment of taxes or other assessments being contested in good faith, or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

•	the pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers’ installment paper;

•	rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products thereof generated or produced by or from any of our properties or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

•	any landlord’s lien;

•	liens created or assumed by us or our subsidiaries in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holders of such securities pursuant to Section 103 of the Internal Revenue Code of 1986, or any successor section, for purposes of financing, in whole or in part, the acquisition or construction of property to be used by us or our subsidiaries, but such liens shall be limited to the property so financed (and the real estate on which such property is to be located);

•	liens of the trustee for payment for services and reasonable expenses, or for indemnification payments;

•	liens affixing to our property or the property of a subsidiary at the time a person consolidates with or merges into, or transfers all or substantially all of its assets to, us or our subsidiaries, provided that in the opinion of our board of directors or our management (evidenced by a certified resolution of our board of directors or an officers’ certificate delivered to the trustee under the indenture) the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the lien; and

•	liens or encumbrances not otherwise permitted if, at the time of incurrence and after giving effect thereto, the aggregate of all of our and our subsidiaries’ obligations secured thereby does not exceed 10% of our tangible net worth, as defined in the indenture.

This restriction will not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The indenture provides that unless the officers’ certificate or supplemental indenture establishing a series of debt securities otherwise provides, we will not consolidate with or merge into any other person, or sell all or substantially all of our assets to any other person unless:

•	either we are the continuing corporation, or the person is an entity organized and existing under the laws of the United States or any state, and such entity will expressly assume the payment of the principal of and interest on the debt securities outstanding and the performance and observance of all of our covenants and conditions under the indenture by executing a supplemental indenture satisfactory to the trustee;

•	we or the person will not, immediately after the merger or consolidation, or the sale or conveyance, be in default in the performance of any covenant or condition under the indenture; and

•	after giving effect to the transaction, no event which, after notice or lapse of time, would become a default under the indenture, will have occurred or be continuing.

The indenture further provides that our successor will be substituted for us, after which all of our obligations under the indenture will terminate.

Events of Default

Unless the officers’ certificate or supplemental indenture establishing the series otherwise provides, each of the following will be an event of default with respect to the debt securities of a series under the indenture:

•	we default in any payment of interest on any debt securities of the series when the interest becomes due and payable, and the default continues for 60 days;

•	we default in the payment of principal of any debt securities of the series when the principal becomes due and payable at maturity or upon redemption, acceleration or otherwise;

•	we default in the payment or satisfaction of any sinking fund obligation with respect to any debt securities of a series as required by the officers’ certificate or supplemental indenture establishing the series, and the default continues for 60 days;

•	we default in the performance of any of our other agreements applicable to the series, and the default continues for 90 days after we receive notice of the default from the trustee or the holders of at least 25% in principal amount of the debt securities of the series;

•	specified events relating to our bankruptcy, insolvency or reorganization; and

•	a specified event of default provided for in the terms of the series of the debt securities.

The failure to redeem any debt securities subject to a conditional redemption is not an event of default if any event on which such redemption is so conditioned does not occur before the redemption date.

If an event of default occurs and is continuing on a series, then the trustee by notice to us, or the holders of at least 25% in principal amount of the series by notice to us and the trustee, may declare the principal of and accrued interest on all of the debt securities of the series to be due and payable immediately.

Modification of the Indenture

The holders of at least a majority in principal amount of a series may waive any existing default on the series and its consequences under the indenture. However, holders cannot waive (i) a default in the payment of the principal of, or premium, if any, or interest on, any debt securities or (ii) a default in respect of a provision that cannot be amended without the consent of each holder of the outstanding debt securities of the series.

With the consent of the holders of at least a majority in aggregate principal amount of debt securities of all series of the debt securities affected by the supplemental indenture, we and the trustee can enter into supplemental indentures to amend or modify the indenture. However, we cannot make modifications or amendments without the consent of all of the holders of the outstanding series of debt securities if the amendments or modifications would:

•	extend the stated maturity of the principal of, or any installment or principal of or interest on, any debt security of the series;

•	reduce the principal amount of or the rate of interest on or premium (if any), payable upon the redemption of the debt securities of the series;

•	reduce our obligation to pay principal amounts, or reduce the amount of the principal of a discounted security that would be due and payable upon a declaration of acceleration of the maturity;

•	change the coin or currency in which we must pay principal of, or premium, if any, or interest on the debt securities of a series;

•	impair the right to institute suit for the enforcement of any payment of principal of, or premium or interest on, the debt securities after the due date of the payment;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of which is required to enter into any supplemental indenture or amend the terms and conditions of that series;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver of the provisions of the indenture; or

•	make modifications to any of the provisions we describe in this paragraph and in the paragraph immediately above, except to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holders of each debt security affected.

We and the trustee can also enter into supplemental indentures to amend or modify the indenture or the debt securities without the consent of any holders of the debt securities. We can only do so if those amendments or modifications would be limited to specific purposes, including:

•	showing that another person has succeeded us and assumed our obligations under the covenants of the indenture and the debt securities;

•	adding to the covenants made by us for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred on us;

•	adding to or changing any of the provisions of the indenture in respect of the debt securities to permit or facilitate the issuance of debt securities in bearer form or to permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	adding, changing or eliminating any of the provisions of the indenture in respect of one or more series of debt securities; provided, however, that any such addition, change or elimination shall either (i) not adversely affect the rights of the holders of a series of debt securities in any material respect or (ii) not apply to any series of debt securities created prior to the execution of such supplemental indenture where such addition, change or elimination has an adverse effect on the rights of the holders of such debt securities in any material respect;

•	securing the debt securities of any series;

•	establishing the form or terms of debt securities of any series;

•	evidencing and providing for the appointment of a successor trustee or a change in any of the provisions of the indenture to facilitate administration by more than one trustee;

•	making clarifying changes to ambiguous, incorrect or inconsistent language in the indenture or the debt securities that do not adversely affect the rights of the holders of the debt securities under the indenture in any material respect;

•	making changes to the provisions of the indenture as is necessary to effect qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute, and to add to the indenture any other provisions as are expressly permitted by the Trust Indenture Act; or

•	amending or supplementing the restrictions on and procedures for resale and other transfers of any series of debt securities to reflect any changes in laws or regulations.

Defeasance

Unless the officers’ certificate or supplemental indenture establishing the terms of the series otherwise provides, debt securities of a series may be defeased in accordance with their terms as set forth below. We may at any time terminate as to a series all of our obligations except for certain obligations, including obligations of ours and/or the trustee’s to execute and authenticate the debt securities, to take certain actions with respect to bearer securities, to require paying agents to hold certain moneys in trust, to maintain security holder lists, to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons, to compensate and indemnify the trustee, to take certain actions in connection with the replacement or removal of the trustee and to repay excess money or securities to our company. This is known as legal defeasance. In addition, we may at any time terminate as to a series our obligations with respect to the debt securities and coupons of the series under the covenant described under “Restrictive Covenants — Limitations on Liens” and any other restrictive covenants that may be applicable to a particular series. This is known as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, then a series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, then a series may not be accelerated by reference to the covenant described under “Restrictive Covenants — Limitations on Liens” or any other restrictive covenants that may be applicable to a particular series.

If we desire to exercise our legal defeasance or covenant defeasance option as to a series of securities under the indenture, then we must deposit in trust with the trustee money or U.S. government obligations. We must also comply with some other provisions. In particular:

•	immediately after the deposit no default exists and such deposit does not constitute a default under any other agreement binding on us;

•	91 days passes after deposit is made and during such 91-day period no default relating to our bankruptcy, insolvency or reorganization occurs and is continuing at the end of such period;

•	we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders of the debt securities for federal income tax purposes; and

•	we must obtain an opinion from a nationally recognized firm of independent accountants that the payments of principal and interest when due on the deposited U.S. government obligations without reinvestment plus any deposited money without investment will be sufficient to pay the principal and interest when due on all of the debt securities to maturity or redemption, as the case may be.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Wisconsin.

Global Securities

We may issue the securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.

We will describe the specific terms of the depository arrangement covering the securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.

Upon the issuance of the securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.

So long as the depository, or its nominee, is the registered owner or holder of the securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.

We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.

We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities if:

•	the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934 and a successor depository is not appointed by us within 90 days of the notice;

•	an event of default under the instrument governing the securities has occurred and is continuing; or

•	we determine that the securities will no longer be represented by global securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any such agent will use its commercially reasonable efforts to solicit purchases for the period of its appointment or to sell securities on a continuing basis. Agents may receive compensation in the form of commissions, discounts or concessions from us. Agents may also receive compensation from the purchasers of the securities for whom they sell as principals. Each particular agent will receive compensation in amounts negotiated in connection with the sale, which might be in excess of customary commissions. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, or the Securities Act, of the securities so offered and sold. Accordingly, any commission, discount or concession received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. We have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. As of the date of this prospectus, there are no special selling arrangements between any broker-dealer or other person and us. No period of time has been fixed within which the securities will be offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us, directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

We may also sell securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concession. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated and might be in excess of customary commissions. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on an exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 0-337). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. You may read and copy the registration statement and any other materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our reports, proxy and information statements, and other SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and

•	our Current Reports on Form 8-K dated February 10, 2014, October 6, 2014 and December 10, 2014.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

Some of these reports, however, are filed on a combined basis with our parent, Alliant Energy Corporation, and its direct subsidiary, Interstate Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by us.

You may obtain copies of documents incorporated by reference in this prospectus, at no cost, by request directed to us at the following address or telephone number:

Wisconsin Power and Light Company

4902 North Biltmore Lane

Madison, Wisconsin 53718

Attention: F. J. Buri

Corporate Secretary

(608) 458-3311

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered in this prospectus and certain legal matters will be passed upon for us by Perkins Coie LLP. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Wisconsin Power and Light Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$

Wisconsin Power and Light Company

    % Debentures due 20

PROSPECTUS SUPPLEMENT

            , 20

Joint Book-Running Managers

BofA Merrill Lynch

Goldman Sachs & Co. LLC

J.P. Morgan

Co-Managers

MUFG

US Bancorp

The Williams Capital Group, L.P.